                     ADDENDUM TO SALES AND SERVICE AGREEMENT

     THIS ADDENDUM ("Addendum") is entered into effective as of the date set forth below by and between SK MOTORS LTD., INC. d/b/a/ SCOTTSDALE PORSCHE ("Dealer"), UNITED AUTO GROUP WEST, INC. ("Dealer Owner"), UNITED AUTO GROUP, INC. ("Public Company"), and PORSCHE CARS NORTH AMERICA, INC., a Delaware Corporation ("Porsche Cars N.A.").

                                    RECITALS

     WHEREAS, Porsche Cars N.A. is the importer and distributor of Porsche automobiles and parts in the United States and has the exclusive right to authorize the establishment and operation f Porsche franchised dealer; and

     WHEREAS, Porsche Cars N.A. believes it is in its best interests to enter into Sales and Service Agreements only with dealerships in which at least a twenty-five percent (25%) interest is owned by an individual knowledgeable in the auto sales and leasing business who will operate or oversee the operation of the dealerships (a "Dealer Principal"), a requirement that is set forth in every Porsche Sales and Service Agreement; and

     WHEREAS, it is the policy and practice of Porsche Cars N.A. that Sales and Service Agreement shall not be executed with entities whose controlling ownership includes trusts, holding companies, foundations or other impersonal entities; and

     WHEREAS, the Porsche Sales and Service Agreement requires that Porsche Cars N.A. approve all changes in ownership of a Porsche dealership; and

     WHEREAS, the Dealer will conduct its operations at 6725 East McDowell Road, Scottsdale, Arizona 85257, with facilities, employees and certain assets that may be shared with dealerships of other manufacturer/distributors (said facilities and all approved successor facilities hereinafter referred to as the "Shared Facility"); and

     WHEREAS, the Dealer Owner and/or the Dealer Principal also own and operate the other dealerships conducting their operations at the Shared Facility; and

     WHEREAS, it is the policy and practice of Porsche Cars; N.A. to receive balance sheets and income statements in connection with the operation of Porsche dealerships; and

     WHEREAS, the Porsche Dealer Operating Standards require that dealership facilities must be satisfactory as to appearance, size, layout and equipment for the total dealership operations; and

     WHEREAS, a stock purchase and sale agreement has been executed by, among others, Steven Knappenberger (who is the Dealer Principal of the existing dealer) ("Knappenberger"), Dealer Owner, and Public Company, which amounts to a change of ownership under the terms of the Sales and Service Agreement; and

     WHEREAS, following consummation of such stock purchase and sale agreement, Knappenberger will only have a nineteen percent (19%) stock ownership interest in Dealer, and thereby Knappenberger will not satisfy the requirement in the Sales and Service Agreement requiring a twenty-five percent (25%) ownership interest in Dealer; and

     WHEREAS, Public Company, the parent company of Dealer Owner, has requested approval to have its stock publicly traded; and

     WHEREAS, Dealer is desirous of entering into a Sales and Service Agreement with Porsche Cars N.A., and

     WHEREAS, Porsche Cars N.A. is willing to make an exception to its policy of requiring a twenty-five percent (25%) ownership interest in Dealer as to Knappenberger, and successor Dealer Principals and to enter into a Sales and Service Agreement with Dealer, but only if, among other things, the terms and conditions of this Addendum modifying Porsche Cars N.A.'s standard Sales and Service Agreement is executed by Dealer, Dealer Owner, and Public Company, and the terms hereof are continually satisfied throughout the term of the Sales and Service Agreement and all extensions, renewals, and successor agreements thereto;

     NOW THEREFORE, in consideration of these premises and the mutual covenants, conditions and agreements herein, the parties hereto agree as follows:

                                    SECTION 1
                                    COVENANTS

     1.1 DEALER STOCK. Public Company, Dealer Owner and Dealer each represent and warrant that there is only one class of common voting stock of Dealer and that no additional common voting stock of Dealer will be issued nor will any other class of stock of Dealer be created during the initial or subsequent terms of the Sales and Service Agreement, nor shall such Dealer Stock be sued as collateral or otherwise encumbered except as may be provided in the Shareholders' Agreement referred to in Section 2.6. below, or as may be permitted pursuant to the provisions of Section 4. below. Said stock shall hereinafter be referred to in this Addendum as "Dealer Stock." In addition, throughout the term of this Addendum and the Sales and Service Agreement and all successor agreements thereto, Dealer Owner and Public Company agree that Dealer Stock shall bear a legend which shall indicate that it may be transferred only in compliance with the terms of this Addendum.

     1.2. OWNERSHIP AND TRANSFER OF DEALER STOCK. Except as otherwise permitted herein, at all times during the continuance of said Sales and Service Agreement and al extensions and successor agreements thereto, (i) Dealer Stock shall be owned nineteen percent (19%) b then current Dealer Principal and eighty-one percent (81%) by Dealer Owner; (ii) each Dealer Principal shall have an Equity Interest in the Dealership as described in Section 2 of this Addendum; and (iii) Dealer Stock may only be transferred in accordance with the terms of this Agreement.

     1.3. OWNERSHIP AND TRANSFER OF DEALER ASSETS. Except as otherwise permitted herein, Public Company, Dealer Owner and Dealer each agree that there shall be no sale, encumbrance or other direct or indirect transfer of the assets of Dealer except in the ordinary course of its business.

     1.4. AUTHORITY TO MAKE DECISIONS. Public Company and Dealer Owner hereby represent that each Dealer Principal of Dealer (including, but not limited to, Knappenberg), shall, during the term of the Sales and Service Agreement and all extensions thereof or successor agreements thereto, have complete and irrevocable authority to make all decisions and enter into any and all necessary business commitments required in the normal course of conducting dealership operations on behalf of Dealer, and may take all actions normally required of a Dealer Principal pursuant to Part II. A of the Sales and Service Agreement. Neither Dealer Owner, Public Company nor Dealer will revoke, modify or amend such authority without the prior written approval of Porsche Cars N.A.

     1.5. NOTICE OF CERTAIN EVENTS. Public Company, Dealer Owner, and Dealer each agree to inform Porsche Cars, N.A. of (i) any occurrence which may constitute a Dealer Principal Termination Event (as that phrase is defined in Section 2, below, (ii) any event which may constitute a "Change of Ownership or Control" as that phrase is defined in Section 3, below, and (iii) any event which may give Porsche Cars N.A. a Right of First Refusal as described in
Section 4, below within such periods of time of the occurrence of such events as are set forth herein.

     1.6 CHANGE OF KEY MANAGEMENT. Dealer, Dealer Owner, and Public Company each agree to provide to Porsche Cars N.A. at least sixty (60) days prior written notice of any proposed change in the key management of Dealer, Dealer Owner or Public Company, or any material change in the authorities, duties or responsibilities of such key management. Such proposal shall include sufficient information to permit Porsche Cars N.A. to evaluate the proposed change in a manner which is consistent with its normal policies and procedures. As of the date of this Addendum, the phrase "key management" shall mean, with respect to Dealer Owner and Public Company, Carl Spielvogel - Chairman and CEO, Arthur J. Rawl - Executive Vice President, and George Lowrance - Executive Vice President, but such phrase shall also be deemed to include any successors of such individuals. With respect to Dealer, such phrase shall mean the Dealer Principal and the general manager and all successor Dealer Principals and general managers.

     1.7. AUTHORITY. Dealer, Dealer Owner, and Public Company hereby warrant that the representations and assurances of each herein are within their respective authority to make and do not contravene any further directive, policy, or procedure of any other person or entity.

     1.8. ACCURACY OF INFORMATION. Dealer, Dealer Owners, and Public Company each represent and warrant that all information, whether written or oral, delivered to Porsche Cars N.A. prior to or as of the date of execution of this Addendum was at the time of delivery and is as of the date of execution of this Addendum accurate and complete in all respects and acknowledge that the accuracy and completeness of such information is a condition precedent to the execution of this Addendum and the Sales and Service Agreement by Porsche Cars N.A.

1.9. COMPLIANCE WITH LAWS. Dealer, Dealer Owner and Public Company each represent and warrant that at all times during the continuance of the Addendum and the Sales and Service Agreement, that the purchases and sales of Dealer Stock undertaken referred to in this Addendum shall comply with all relevant state and federal laws, including state and federal securities laws.

                                    SECTION 2
                   PRINCIPAL OWNER EQUITY OWNERSHIP IN DEALER

     2.1. COMMON STOCK OWNERSHIP BY DEALER PRINCIPAL. At all times during the period a person is a Dealer Principal, such person shall own at least nineteen percent (19%) of the Dealer Stock. Such Dealer Principal shall purchase such stock from Dealer Owner as of the effective date of his or her nomination by Dealer Owner and the acceptance of such nomination by Porsche Cars N.A. The purchase price for such Dealer Stock shall be the Initial Value of Dealer Stock. Upon a subsequent Dealer Principal Termination Event, the then Dealer Principal shall be required to sell to Dealer Owner, and Dealer Owner shall be required to purchase, such Dealer Stock at the Subsequent Value of Dealer Stock.

     2.2. PAYMENT. Unless otherwise agreed in a writing signed by the parties hereto or in the Shareholders' Agreement referred to in Section 2.5, below, the payment to Dealer Owner by a Dealer Principal or to a Dealer Principal by a Dealer Owner as required by Section 2.1, above, shall be made in cash within 15 days of the occurrence of the relevant event which requires the transfer of such Dealer Stock.

     2.3. DEFINITIONS. For purposes of this Agreement, the following phrases used in this Section 2 shall have the following meanings unless otherwise agreed in a writing signed by the parties hereto:

          (a) "Dealer Principal Termination Event" shall mean (i) the actual termination of employment of a Dealer Principal by Dealer, or (ii) a materiel diminution of the duties of any such Dealer Principal as described in Section 1.2, above.

          (b) "Initial Value of Dealer Stock" shall mean the value of the Dealer Stock transferred to a Dealer Principal at the time of his or her assumption of that position of employment with Dealer. Unless there has been a material adverse change in the financial condition of Dealer, the "Subsequent Value of Dealer Stock" as to the predecessor Dealer Principal may be used as the "Initial Value of Dealer Stock" for the next succeeding Dealer Principal.

          (c) "Subsequent Value of Dealer Stock" shall mean the value of Dealer Stock upon the occurrence of a Dealer Principal Termination Event.

     2.4. DETERMINATION OF VALUE OF DEALER STOCK. Unless otherwise agreed by the parties hereto, the value of Dealer Stock shall, for purposes of this Section, be determined by appraisal, with such arbitrator chosen by mutual agreement of the parties hereto. If the parties are unable to so agree, Porsche Cars N.A. shall appoint one arbitrator and Dealer Owner shall appoint one arbitrator. The two arbitrators so appointed shall appoint a third arbitrator. The decision of a majority vote of the three arbitrators shall be binding on all of the parties hereto and upon the then Dealer Principal. The cost of arbitration under this Section 2.4 shall be paid equally by Porsche Cars N.A. and by Dealer Owner.

     2.5. SPECIAL RULES APPLICABLE TO KNAPPENBERGER. Notwithstanding the foregoing, upon a Dealer Principal Termination Event as to Knappenberg, Knappenberg shall be required to sell, and Dealer Owner shall be required to buy, Knappenberger's Dealer Stock for a payment equal to the Subsequent Value of Dealer Stock multiplied by one-hundred fifteen percent (115%) minus the sum of the Initial Value of Dealer Stock and an amount equal to fifteen percent (15%) thereof per annum.

     2.6. SHAREHOLDERS' AGREEMENT. The terms of this Section 2 shall be evidenced by a Shareholders' Agreement approved by Porsche Cars N.A. and which
(i) shall be entered into by and between Knappenberger and Dealer Owner upon execution of this Addendum and which (ii) shall be entered into by Dealer Owner and each successor Dealer Principal upon the transfer of Dealer Stock as provided above. Such Shareholders' Agreement shall be specifically enforceable by Porsche Cars N.A. and once approved by Porsche Cars N.A. may not thereafter be modified except by written agreement of the parties hereto.

                                    SECTION 3
                         CHANGE OF OWNERSHIP OF CONTROL

     3.1 CHANGE OF OWNERSHIP OR CONTROL DEFINED. For purposes of this Addendum to the Sales and Service Agreement, the phrase "Change of Ownership or Control" shall mean the occurrence of any one or more of the following events:

          (a) The transfer by a Dealer Principal directly or indirectly, of any of his or her Dealer Stock to any person other than Dealer Owner as provided in this Addendum, provided, however, this prohibition on transfer shall not apply to Knappenberger if such transfer is to a trust controlled by him established primarily for the purpose of estate planning or such transfer has been approved in advance in writing by Porsche Cars, N.A. which approval shall not be unreasonably withheld; or

          (b) The transfer by Dealer Owner, directly or indirectly, of any of its Dealer Owner Stock such that following such transfer Dealer Owner owns less than eighty-one percent (81%) thereof, unless such transfer is pursuant to Section 4, below, or unless such transfer has been approved in advance in writing by Porsche Cars, N.A., which approval shall not be unreasonably withheld; or

          (c) The sale, encumbrance or other direct or indirect transfer of the assets of Dealer except in the ordinary course of its business; unless such transfer is pursuant to Section 5, below, or unless such transfer has been approved in advance in writing by Porsche Cars, N.A., which approval shall not be unreasonably withheld; or

          (d) The acquisition of twenty percent (20%) or more of the number or value of the outstanding stock of Public Company if Item 4 of Schedule 13D filed with the Securities and Exchange Commission discloses that such person or entity intends or may intend either: (i) an acquisition of additional securities of Public Company or (ii) an extraordinary corporate transaction such as a merger, reorganization or liquidation, involving Public Company or any of its subsidiaries or
          (iii) a sale or transfer of a material amount of assets of Public Company or any of its subsidiaries or (iv) any change in the present Board of Directors or management of Public Company or (v) any other material change in Public Company's business or corporate structure or
          (vi) any action determined by Porsche N.A. to be similar to the events noted in (i) - (v), above; or

          (e) A change in the key management of Public Company, Dealer Owner or Dealer described in Section 1.6, above, which is not approved in advance in writing by Porsche Cars N.A., provided that such approval shall not be unreasonably withheld; or

          (f) A failure of Dealer Owner or a Dealer Principal or both to perform any of the duties required of them pursuant to this Addendum or the Sales and Service Agreement; or

          (g) A material breach of any of the Covenants of Public Company, Dealer Owner or Dealer set forth in Section 1; or

          (h) The occurrence of a Dealer Principal Termination Event unless, within 60 days thereof, nineteen percent (19%) of the Dealer Common Stock is transferred to a successor Dealer Principal acceptable to Porsche Cars N.A. in accordance with its policies and terms and conditions set forth in Section 2, above.

     3.2. RIGHTS OF PORSCHE CARS N.A. UPON A CHANGE OF OWNERSHIP OR CONTROL. If a Change of Ownership or Control described in Section 3.1 shall occur during the initial term of this Sales and Service Agreement or any extension of said Agreement or successor Agreement thereto, and such Change of Ownership or Control is reasonably determined by Porsche Cars N.A. to adversely affect its interests, then Dealer, Dealer Owner and Public Company agree that within ninety(90) days of receipt of written notice form Porsche Cars N.A. of such a determination, Dealer, Dealer Owner, Public Company and Dealer Principal shall, at the reasonably exercised direction of Porsche Cars N.A. (i) revoke and rescind any third party agreement pertaining to any sale of Dealer Stock or Dealer assets subject to this Agreement to a third party acceptable to Porsche Cars N.A.; (ii) voluntarily terminate the Sales and Service Agreement between Porsche Cars N.A. and Dealer; or (iii) provide evidence satisfactory to Porsche Cars N.A. that actions have subsequently been taken by Dealer, Dealer Owner, Public Company and/or Dealer Principal so that such Change of Ownership or Control has been effectively cured or revoked or rescinded to the satisfaction of Porsche Cars N.A.

                                    SECTION 4
                      RIGHT OF FIRST REFUSAL - DEALER STOCK

     4.1. RIGHT OF FIRST REFUSAL. In addition to the restrictions on transferability of Dealer Stock elsewhere set forth in this Addendum, Dealer Owners shall not sell, transfer, exchange or otherwise dispose of any of the shares of Dealer Stock by it unless such Dealer Stock shall first be offered to Porsche Cars N.A.

     4.2. DISCLOSURE OF POTENTIAL SALE. If Dealer Owner shall desire to sell, encumber, or otherwise dispose of its Dealer Stock, Dealer Owner shall deliver a written notice to Porsche Cars N.A., which notice shall specify the person to whom the shares are to be disposed or encumbered, the purchase price or other consideration to be received by Dealer Owner for such shares, and the terms upon which such purchase price or other consideration is to be paid. The delivery of such written notice to Porsche Cars N.A. shall constitute an irrevocable offer to sell all of its Dealer Stock to Porsche Cars N.A.

     4.3. EXERCISE OF RIGHT OF FIRST REFUSAL. Porsche Cars N.A. may accept such offer by delivering a written acceptance to Dealer Owner within thirty (30) days after receipt of the written notice specified in Section 4.2. If Porsche Cars N.A. elects to accept such offer, the purchase of such shares shall be closed within thirty (30) days upon the same terms as are specified in such notice, or upon such other terms as are mutually acceptable to the parties, except if the offer set forth in such notice pertains to less than all of the Dealer Stock held by Dealer Owner, then the purchase price for all of such Dealer Stock shall be the price per share set forth in such notice. If Porsche Cars N.A. elects not to exercise such offer or if Porsche Cars N.A. allows such offer to expire without being accepted, Dealer Owner shall be able to transfer such shares on the terms specified in the written notice to the person identified therein, subject to the written consent of Porsche Cars N.A. which shall not be unreasonably withheld as set forth in Section 3.2. If such transaction is not consummated within sixty (60) days, such shares shall again be subject to the restrictions and the repurchase option described in this Section 4.

     4.4. ASSIGNMENT OF RIGHT OF FIRST REFUSAL. In the event Porsche Cars N.A. determines to exercise its Right of First Refusal, Porsche Cars N.A. may assign any resulting stock purchase agreement to any party. Porsche Cars N.A. hereby agrees to guarantee the purchase price to be paid by any such assignee.

     4.5. REIMBURSEMENT OF REASONABLE EXPENSES. If Porsche Cars N.A. exercises its Right of First Refusal hereunder, Porsche Cars N.A. will reimburse Dealer Owner for reasonable expenses up to $25,000, excluding brokerage commissions, for which Dealer Owner is liable to the initial offeree related to the development of any stock purchase agreement. Dealer Owner will supply Porsche Cars N.A. with appropriate documentation to support all such expenses and copies of all material generated during the negotiation and development of the stock purchase agreement in anticipation of such sale (including but not limited to, environmental reports, title search, invoices of attorneys, property inspection reports and accounting reviews.)

     4.6. LIMITATION OF RIGHT OF FIRST REFUSAL. Notwithstanding the foregoing, Porsche Cars N.A. shall not have a Right of First Refusal as to any sale to Knappenberger or a nominee successor of Dealer approved in advance by Porsche Cars N.A. (which approval shall not be unreasonably withheld) or to an employee of Dealer who is determined by Porsche Cars N.A. to be qualified and who has been employed by Dealer for more than two (2) years.

                                    SECTION 5
                         RIGHT OF FIRST REFUSAL - ASSETS

     5.1. RIGHT OF FIRST REFUSAL. Dealer shall not sell, encumber or in any other manner. direct or indirect, transfer the assets of Dealer except in the ordinary course of business unless such Dealer asset shall first be offered to Porsche Cars N.A. financial statement for each entity conducting business at such location. Dealer agrees to provide such financial statements in accordance with the terms contained in the Sales and Service Agreement and that such financial statements shall be prepared in accordance with generally accepted financial principles and shall disclose the method used to allocate the assets, liabilities and expenses among the dealership entities conducting business at the Shared Facility.

                                    SECTION 7
                  CHANGE OF OTHER DEALERSHIPS AT SHARED ENTITY

     Dealer Principal and Dealer Owner agree that any addition or deletion of other automobile dealerships at the Shared Facility shall constitute a change in the use or purpose of the Shared Facility and shall require the Dealer and Dealer Principal to give prior written notice thereof to Porsche Cars N.A. and shall also require the prior written approval of Porsche Cars N.A. as set forth in Section II, Part II(B) of the Sales and Service Agreement.

                                    SECTION 8
                                 NON-PERFORMANCE

     Porsche Cars N.A., Dealer, Dealer Owner and Public Company each agree that the terms and conditions of this Addendum are a material inducement to Porsche Cars N.A. to enter a Sales and Service Agreement with Dealer and constitute a consent of Porsche Cars N.A. on an exception basis, to the ownership and management structure of Dealer, Dealer Owner and Public Company. Porsche Cars N.A. represents that without the assurances made by Dealer, Dealer Owner and Public Company that the terms and conditions herein will be satisfied, Porsche Cars N.A. would not have entered into a Sales and Service Agreement with Dealer.

     This failure of Dealer, Dealer Owner, a Dealer Principal and/or Public Company to meet any of the material terms, conditions and restrictions set forth in this Addendum shall constitute a material breach of the Porsche Sales and Service Agreement and shall justify termination of the Agreement. Porsche Cars N.A.'s right to terminate under this Addendum shall be without any liability to Porsche Cars N.A. Dealer, Dealer Owner and Public Company acknowledge that their failure to satisfy any of the terms and conditions set forth above shall constitute reasonable cause or good cause as those phrases are used in all applicable statutes and regulations for termination, cancellation or failure to renew the Sales and Service Agreement by Porsche Cars N.A.

                                    SECTION 9
                              SPECIFIC PERFORMANCE

     Dealer, Dealer Owner, and Public Company each acknowledge and agree that Porsche Cars N.A. would be damaged irreparably in the event any of the provisions of this Addendum are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of Dealer, Dealer Owner and Public Company agree, that in addition to any other remedy available to it under applicable law, Porsche Cars N.A. shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Addendum and to enforce specifically this Addendum and the terms and provisions hereof in any action institute in any court having jurisdiction over the parties and matter hereto.

                                   SECTION 10
                                   APPLICATION

     This Addendum shall affect only those provisions of the Porsche Sales and Service Agreement, and any extensions thereof of successor agreements thereto, which are specifically modified by the terms of the Addendum. This Addendum shall not modify, waive or otherwise vary the other terms of the Porsche Sales and Service Agreement. If the Dealer, Dealer Owner or Public Company becomes a party in any merger, consolidation, acquisition, or reorganization, the terms of this Addendum and the Sales and Service Agreement shall remain in full force and effect according to their respective terms.

                                   SECTION 11
                                  MODIFICATION

     This Addendum has been executed in two or more copies, each of which is deemed an original and contains the entire understanding between the parties with respect to the subject matter of the Addendum and supersedes all oral agreements and negotiations between the parties and the alterations, variations, modification or waiver of the provisions of this Addendum shall be valid only when they have been reduced to writing and duly signed by the parties.

                                   SECTION 12
                                  SEVERABILITY

     If any provisions of this Addendum are deemed to be invalid, such provisions shall be severed from this Addendum and the other provisions shall remain in full force and effect. A waiver of a breach or default under this Addendum shall not be deemed to be a waiver of any subsequent breach or default.

     IN WITNESS WHEREOF, each of the parties has executed this Addendum as of
the       day of         1996.
    -----        --------


PORSCHE CARS NORTH AMERICAN, INC.

By:
   ------------------------------
Its:
    -----------------------------

SK MOTORS, LTD., INC.              UNITED AUTO GROUP WEST, INC.

By:                                By:
  -------------------------------     -----------------------------

Its:                               Its:
    -----------------------------      ----------------------------


UNITED AUTO GROUP, INC.            STEVEN KNAPPENBERGER

By:
   ------------------------------  --------------------------------
Its:
    -----------------------------  --------------------------------